Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	457(r)	16,077,175(1)	$9.3400	$150,160,814.50	$138.10 per $1,000,000	$20,737.21
Fees to Be Paid	Equity	Pre-funded warrants to purchase Common Shares	457(r)	5,925,000	—(2)	—(2)	$138.10 per $1,000,000	—(2)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$150,160,814.50		$20,737.21
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$20,737.21

These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” included as Exhibit 107 to the Company’s Registration Statement on Form S-3 (Registration No. 333-290837), which was filed on October 10, 2025. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of that offering is $9.3400.

(1)	Includes 5,925,000 Common Shares that are issuable upon exercise of the pre-funded warrants to purchase Common Shares (the “Pre-Funded Warrants”). The offering price of the Pre-Funded Warrants is $9.3399 per Pre-Funded Warrant and each Pre-Funded Warrant is exercisable for one Common Share at a price per Common Share of $0.0001.

(2)	Pursuant to Securities and Exchange Commission staff interpretaion, the entire fee is allocated to the Common Shares underlying the Pre-Funded Warrants.